                                                                    EXHIBIT 23.2

The Board of Directors
Group Maintenance America Corp.:

  We consent to the use of our reports incorporated by reference herein and to the reference to our firm under the heading "Experts" in this prospectus.

KPMG LLP

Houston, Texas

June 11, 1999